                                                                     EXHIBIT 4.1
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              RITE AID CORPORATION


          Rite Aid Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Rite Aid Corporation and the corporation was originally incorporated under the same name. The original Certificate of Incorporation of Rite Aid Corporation was filed April 15, 1968.

          2. This Restated Certificate of Incorporation merely restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation, as amended or supplemented, and there is no discrepancy between the provisions of the Certificate of Incorporation, as amended, and this Restated Certificate of Incorporation.

          3. This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

          4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

          FIRST: The name of this Corporation (hereinafter called the "corporation") is RITE AID CORPORATION.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law"):

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue shall be three hundred twenty million (320,000,000) shares of which three hundred million (300,000,000) shares shall be Common Stock of the par value of $1.00 per share, and twenty million (20,000,000) shares shall be Preferred Stock of the par value of $1.00 per share.

          The designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each class of stock are as follows:

          A. The Preferred Stock may be issued in one or more series and may be with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be fixed by the Board of Directors pursuant to authority hereby expressly granted to it, and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by these provisions.

          B. Any Preferred Stock or series thereof may be made subject to redemption at such time or times and at such price or prices as shall be stated and expressed in the resolutions or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

          C. The holders of Preferred Stock or of any series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, or cumulative or non-cumulative as shall be so stated and expressed.

          D. The holders of Preferred Stock or of any class or of any series thereof, shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

          E. Any Preferred Stock of any class or of any series thereof may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or of any other class or classes of stock of the corporation, or shares of any class or series of stock of any other corporation, at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed or provided for in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

          F. Except as otherwise by statute or by the resolutions providing for the issue of Preferred Stock specifically provided, the Preferred Stock and the Common Stock shall each have the right and power to vote on all matters on which a vote of stockholders is to be taken. Each holder of

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

Preferred Stock and each holder of Common Stock of the corporation entitled to vote shall have one vote for each share thereof held.

          FIFTH: The name and the mailing address of the incorporator is as follows: Lawrence P. Lavan, 61 Broadway, New York, New York 10006.

          SIXTH:  The corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation, or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, or any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of Directors of the corporation shall be fixed by the By-Laws of the corporation and may be altered from time to time as provided therein, but in no event shall the number of directors of the corporation be less than three nor more than fifteen. A director shall be elected to hold office until the

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

     expiration of the term for which such person is elected, and until such person's successor shall be duly elected and qualified. The directors of the corporation shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders to be held in 1977; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders to be held in 1978; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders to be held in 1979. At each annual meeting of stockholders commencing with the annual meeting to be held in 1977 for the purpose of electing a class of directors, persons shall be elected to hold office as such class of directors for a period of three years and until the third succeeding annual meeting of stockholders following the meeting at which they are elected. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as possible. Any vacancies created in the Board of Directors through increase in the number of directors or otherwise, may be filled in accordance with the By-Laws of the corporation and the applicable laws of the State of Delaware. Election of directors need not be by written ballot.

               2. The original By-Laws of the corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

               3. Whenever the corporation shall be authorized to issue more than one class of stock, one or more of which is denied voting power, no outstanding share of any class of stock which is denied voting power under this Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote, at any meeting of stockholders except as the provisions of paragraph (b)(2) of Section 242 of the General Corporation Law and of Section 251, 252, and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               4. In lieu of taking any permissive or requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote

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

     upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less then all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken; provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of this Certificate of Incorporation or the By-Laws as permitted by the provisions of the General Corporation Law; and, provided, that prompt notice be given to all stockholders entitled to vote on any such action or the taking of such action without a meeting and by less than unanimous written consent.

          NINTH:    No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

               (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

               (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

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

          Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          TENTH:

          A.   Modification of Certain Liability of Directors.

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this Section A or B by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          B.   Indemnification and Insurance.

               (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person

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

     in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

          (2) Right of Claimant to Bring Suit. If a claim under paragraph (1) of this Section B is not paid in full by the corporation within the thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such

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     applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (3) Non Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (4) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

          ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

          TWELFTH:  A.  As used in this Article TWELFTH:

          (1) "Affiliate" and "Associate" shall be determined pursuant to Rule 12b-2 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934;

          (2) "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934 and shall include:

          (i) shares of stock which a Person has the right to acquire, hold or vote pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, options or otherwise; and

          (ii) shares of stock which are beneficially owned, directly or indirectly (including shares deemed owned through application of the foregoing clause (i)), by any Person (a) with which it or its Affiliate or Associate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of

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     stock of the corporation or (b) which is its Affiliate or Associate;

          (3) "Business Combination" shall include:

          (i) any merger or consolidation of the corporation with or into any other Related Person;

          (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person of any assets of the corporation or any subsidiary thereof having an aggregate fair market value of $15,000,000 or more;

          (iii) the issuance or transfer by the corporation or any subsidiary thereof (in one transaction or a series of transactions) of any securities of the corporation or any subsidiary thereof to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $15,000,000 or more;

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Related Person; or

          (v) any reclassification or recapitalization of securities of the corporation if the effect, directly or indirectly, of such transaction is to increase the relative voting power of any Related Person;

          (4) "Continuing Director" shall mean a member of the Board of Directors of the corporation who was not affiliated with the Related Person and was a member of the Board of Directors prior to the time that the Related Person acquired the last shares of stock of the corporation entitling such Related Person to exercise, in the aggregate, in excess of ten percent (10%) of the total voting power of all classes of stock of the corporation entitled to vote in elections of directors, or a Person recommended to succeed a Continuing Director by a majority of Continuing Directors;

          (5) "Person" shall include any individual, corporation, partnership, person or other entity; and

          (6) "Related Person" shall mean any Person, together with any Affiliate or Associate of such Person, which has Beneficial Ownership, directly or indirectly, of shares of stock of the corporation entitling such Person to exercise more than ten percent (10%) of the total voting power of all classes of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class, together with the successors and assigns of any such Person in any transaction or series of transactions not involving

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a public offering of the corporation's stock within the meaning of the
Securities Act of 1933.

          B. Unless the conditions set forth in subparagraphs (1) or (2) of this paragraph B are satisfied, the affirmative vote of not less than seventy-five percent (75%) of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class, shall be required for the adoption or authorization of a Business Combination with any Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote, or a lesser percentage, may be required by law or in any agreement with any national securities exchange or otherwise, but such vote shall not be applicable if:

          (1) The definitive agreement or other arrangements to effectuate a Business Combination with a Related Person are approved by a majority of the Continuing Directors; such determination shall be made by a majority of the Continuing Directors even if such majority does not constitute a quorum of the members of the Board of Directors then in office; or

          (2) All of the following conditions are satisfied:

          (i) The cash and fair market value of the property, securities or other consideration (including, without limitation, stock of the corporation retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation) to be received per share by the holders of each class or series of stock of the corporation in a Business Combination with a Related Person is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by such Related Person in acquiring any shares of such class or series, respectively;

          (ii) The consideration to be received by holders of a particular class of securities shall be in cash or in the same form as the Related Person has previously paid for shares of such class of stock. If the Related Person has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it;

          (iii) After a Person has become a Related Person and prior to the consummation of a Business Combination, except as approved by a majority of the Continuing Directors, there shall have been no reduction in the annual rate of dividends paid on shares of stock of the corporation (except as necessary to reflect any subdivision of such shares);

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          (iv) The Related Person shall not have (a) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, or (b) made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors, in either case prior to the consummation of the Business Combination; and

          (v) A proxy statement complying with the requirements of the Securities Exchange Act of 1934 shall be mailed to public stockholders of the corporation for the purpose of soliciting stockholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the remaining public stockholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the corporation upon receipt of such opinion).

     The provisions of this Article TWELFTH shall also apply to a Business Combination with any Person which at any time has been a Related Person, notwithstanding the fact that such Person is no longer a Related Person, if, at the time the definitive agreement or other arrangements relating to a Business Combination with such Person was entered into, it was a Related Person or if, as of the record date for the determination of stockholders entitled to notice of and to vote on the Business Combination, such Person is an Affiliate of the corporation.

          C. A majority of the Continuing Directors shall have the power and duty, consistent with their fiduciary obligations, to determine for the purposes of this Article TWELFTH, on the basis of information known to them,

          (1) whether any Person is a Related Person;

          (2) whether any Person is an Affiliate or Associate of another;

          (3) whether any Person has an agreement, arrangement, or understanding with another; or

          (4) the fair market value of property, securities or other consideration (other than cash) to be received by holders of shares of stock of the corporation.

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     The good faith determination of a majority of the Continuing Directors on such matters shall be binding and conclusive for purposes of this Article
TWELFTH.

          D. Any corporation action which may be taken by the written consent of stockholders entitled to vote upon such action pursuant to Article EIGHTH
Section 4 of this Certificate of Incorporation or pursuant to the General Corporation Law shall be only by the written consent of holders of not less than seventy-five percent (75%) of the shares of stock of the corporation entitled to vote thereon, notwithstanding the fact that a lesser percentage may be required by law or otherwise.

          E. Any corporate action which may be taken at a special meeting of stockholders called by the Board of Directors, a majority of which Board are not Continuing Directors, shall be only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of this Article TWELFTH as one class, notwithstanding the fact that a lesser percentage may be required by law or otherwise.

          F. Notwithstanding any other provision contained in this Certificate of Incorporation, any action by stockholders to amend this Certificate of Incorporation or the By-Laws of the corporation shall be made at a meeting of the stockholders called for that purpose and not by written consent.

          G. No amendments to this Certificate of Incorporation of the corporation shall amend, alter, change or repeal any of the provisions of this Article TWELFTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of not less than seventy-five percent (75%) of the shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class; provided that this paragraph G shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by a majority of the Continuing Directors.

          H. Nothing contained in this Article TWELFTH shall be construed to relieve the Board of Directors or any Related Person from any fiduciary obligation imposed by law.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Elliot S. Gerson, its authorized officer, this 12th day of December, 1996.


                              By: /s/ Elliot S. Gerson
                                 ---------------------------------------
                              Title: Senior Vice President
                                    ------------------------------------

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